Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, of our report dated February 26, 2025, with respect to the consolidated financial statements of Viking Therapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

Costa Mesa, CA

July 29, 2026